UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 8, 2006

RIDGEWOOD ELECTRIC POWER TRUST V
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24143	22-3437351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE 19801	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17   CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

On June 8, 2006, Ridgewood Electric Power Trust V (the “Trust”) dismissed Perelson Weiner LLP (“Perelson Weiner”), the Trust’s independent registered public accounting firm. The decision to dismiss Perelson Weiner as the Trust’s independent registered public accounting firm was made by the managing shareholder of the Trust, Ridgewood Renewable Power LLC, a New Jersey limited liability company (the “Managing Shareholder”).

Perelson Weiner was engaged as the independent accountants of the Trust as of January 14, 2004. While Perelson Weiner was in the process of conducting an audit of the Trust’s financial statements for the years ended December 31, 2003 and 2004, no audit report on the consolidated financial statements of the Trust has been prepared by Perelson Weiner for the years ended December 31, 2003 or 2004. Accordingly, no such report contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

For the period January 14, 2004 through June 8, 2006, there were no (1) disagreements with Perelson Weiner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in their report on the Trust’s financial statements, or (2) “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, other than as follows:

A. Disagreements

1.
Perelson Weiner identified an unreconciled difference of $604,299 in trade accounts payable that related to a prior year. Of this amount, the Trust estimates that $331,193 is an amount due to an affiliate and that this change would result in a corresponding increase in the Trust’s equity income from, and investment in, an affiliate of approximately $165,596. In addition, $273,106 is an adjustment to power sales contracts.

2.
Perelson Weiner has questioned the allocation of purchase price related to the initial recognition of the Trust’s investment in Indeck Maine Energy to Property, Plant and Equipment. To date, the Trust has not provided Perelson Weiner with sufficient information to resolve this matter.

B. Reportable Events

Perelson Weiner identified the following material deficiencies in disclosure controls and procedures, which are reportable events: (i) a lack of automation and integration in the Trust's accounting and financial reporting software, which caused the Trust to be unable to timely comply with its financial reporting responsibilities, (ii) a lack of sufficient personnel with relevant experience to maintain and operate the Trust's accounting and financial reporting software and to develop and administer additional disclosure controls and procedures to enable the Trust to comply on a timely basis with its financial reporting obligations, (iii) disclosure controls and procedures that were insufficient to enable the Trust to meet its financial reporting and disclosure obligations in an accurate and timely manner, and (iv) deficiencies in the Trust’s disclosure controls and procedures for its foreign operations, including insufficient procedures relating to the preparation of financial statements for the Trust’s U.K. operations and insufficient administration and reporting of contractual relationships in connection with the Trust’s Egyptian operations, resulting in the Trust’s inability to timely receive audited financial statements relating to its U.K. and Egyptian operations.

The Managing Shareholder discussed the subject matter of each of the foregoing items with Perelson Weiner and has authorized Perelson Weiner to respond fully to the inquiries of the successor accountant concerning the subject matter of each such item.

The Trust has provided Perelson Weiner with a copy of the foregoing disclosures and has requested that Perelson Weiner furnish the Trust with a letter, addressed to the Securities and Exchange Commission, stating whether or not Perelson Weiner agrees with the statements made herein, and, if not, stating the respects in which it does not agree. A copy of the letter from Perelson Weiner, dated June 14, 2006, is filed herewith as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title
16.1	Letter from Perelson Weiner LLP to the Securities and Exchange Commission, dated June 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST V

Date: June 14, 2006    By: /s/ DOUGLAS R. WILSON
                  Name:   Douglas R. Wilson
                  Title:     Chief Financial Officer